Exhibit 99.1

BigCommerce Announces Third Quarter 2022 Financial Results

Third Quarter Total Revenue of $72.4 Million, an Increase of 22% Versus Prior Year; Total ARR of $305.3 Million, an Increase of 20% Versus Prior Year

AUSTIN, Texas – November 3, 2022 – BigCommerce Holdings, Inc. (“BigCommerce”) (Nasdaq: BIGC), a leading Open SaaS ecommerce platform for fast-growing and established B2C and B2B brands, today announced financial results for its third quarter ended September 30, 2022.

“BigCommerce’s third quarter growth continued to outpace that of global ecommerce,” said Brent Bellm, CEO at BigCommerce. “We released important new enterprise product capabilities, launched stores for prominent brands around the world, and announced our omnichannel certified partner program. In the current challenging macroeconomic picture, BigCommerce powers ecommerce success and innovation for businesses at all stages of growth.”

Third Quarter Financial Highlights:

● Total revenue was $72.4 million, up 22% compared to the third quarter of 2021.

● Total annual revenue run-rate (ARR) as of September 30, 2022 was $305.3 million, up 20% compared to September 30, 2021.

● Subscription revenue was $53.2 million, up 26% compared to the third quarter of 2021.

● Subscription ARR as of September 30, 2022 was $233.1 million, up 21% compared to September 30, 2021.

● Partner and services revenue was $19.2 million, up 12% compared to September 30, 2021.

● ARR from accounts with at least one enterprise plan (“Enterprise Accounts”) was $216.2 million as of September 30, 2022, up 35% from September 30, 2021.

● ARR from Enterprise Accounts as a percent of total ARR was 71% as of September 30, 2022, compared to 63% as of September 30, 2021.

● GAAP gross margin was 76%, compared to 79% in the third quarter of 2021. Non-GAAP gross margin was 77%, compared to 80% in the third quarter of 2021.

Third Quarter Financials:

Other Key Business Metrics

● Number of enterprise accounts was 5,560, up 16% compared to the third quarter of 2021.

● Average revenue per account (ARPA) of enterprise accounts was $38,885, up 17% compared to the third quarter of 2021.

● Revenue in the Americas grew by 23% compared to the third quarter of 2021.

● Revenue in EMEA grew by 31% and revenue in APAC grew by 2% compared to the third quarter of 2021.

Operating Income/(Loss)

● GAAP operating loss was ($30.6) million, compared to ($21.3) million in the third quarter of 2021.

● Non-GAAP operating loss was ($11.5) million, compared to ($3.8) million in the third quarter of 2021.

Net Income/(Loss) and Earnings Per Share

● GAAP net loss was ($30.3) million, compared to ($21.7) million in the third quarter of 2021.

● Non-GAAP net loss was ($11.2) million or (16%) of total revenue, compared to ($4.2) million or (7%) of total revenue in the third quarter of 2021.

● GAAP net loss per share was ($0.41) based on 73.5 million weighted-average shares of common stock outstanding, compared to ($0.30) based on 71.4 million weighted-average shares of common stock outstanding in the third quarter of 2021.

● Non-GAAP net loss per share was ($0.15) based on 73.5 million weighted-average shares of common stock outstanding, compared to ($0.06) based on 71.4 million weighted-average shares of common stock outstanding in the third quarter of 2021.

Exhibit 99.1

Adjusted EBITDA

● Adjusted EBITDA was ($10.9) million, compared to ($3.1) million in the third quarter of 2021.

Cash

● Cash, cash equivalents and marketable securities totaled $308.1 million as of September 30, 2022.

● For the nine months ended September 30, 2022, net cash used in operating activities was ($86.7) million, compared to ($31.5) million for the same period in 2021.

● For the nine months ended September 30, 2022, free cash flow was ($90.9) million, which includes $32.5 million paid during the quarter as part of the Feedonomics first anniversary acquisition related payment. This compares to ($33.8) million for the same period in 2021.

Business Highlights:

•
Corporate Highlights: In Q3, BigCommerce continued its international expansion with the addition of Austria, Denmark, Norway and Sweden. We successfully completed SOC 1 Type 2 and SOC 2 Type 2 compliance audits and obtained corresponding attestation reports, demonstrating commitment to protecting our customers’ sensitive and valuable information. These certifications are very important to enterprise merchants and will ultimately allow us to compete in more deals. We also hired Rosie Rivel to be the company’s first CIO, leading BigCommerce’s business applications and information technology teams with the objective of transforming internal technology systems to improve productivity, efficiency and effectiveness to the benefit of the company’s customers, employees and investors.

•
Product Highlights: BigCommerce continues to release features and product enhancements that resonate with our target market of enterprise customers. In Q3, we launched the closed beta of multi-location inventory, and at the end of 2022, we’re on track to launch a set of new and updated APIs that enable merchants to create custom buy online pick up in store experiences. As shoppers increasingly demand flexible, fast, and convenient fulfillment options, these APIs are foundational for enabling large enterprise merchants to create the complex multi-location inventory scenarios that they need to meet customer expectations. Our customer segmentation feature is in open beta, as well as our app extension feature, which allows third parties to deeply integrate into the control panel experience.

•
Merchant Highlights: IAG Loyalty, the loyalty program for British Airways and other airlines, launched The Wine Flyer, a new online store leveraging BigCommerce’s Open SaaS, API-first platform, where the millions of members of the British Airways Executive Club can exchange loyalty points for wine and earn loyalty points by making purchases. One Kings Lane, a US-based seller of designer, vintage, and exclusive home furnishings, launched a beautiful custom headless site, taking advantage of our integrations with Avalara, Braintree and Cybersource. Music Direct, the world’s largest online retailer for high-end audio equipment, music and accessories, is now selling on BigCommerce with a custom order flow built on a custom Azure environment that is seamlessly integrated with the ERP. Hungry Harvest, which nobly reduces food waste by selling rescued produce that otherwise would have been discarded due to surplus, supplier over-purchasing or physical deformity, took advantage of our Multi-Storefront functionality to launch two stores - one for their customers’ on-demand purchases and another for its subscribers. MKM Building Supply, a prominent UK-based hardware and commercial building supply company, launched a new headless store that allows them to have more flexibility and an improved website design. Jimmy Brings, one of Australia's largest express alcohol delivery services, launched a progressive web app storefront built on BigCommerce’s headless architecture that takes advantage of our Australia-based hosting offering to minimize the potential for disruptions. And last but not least, Dippin’ Dots, the frozen treat brand, launched a new storefront that combines a fun and engaging customer experience with checkout functionality that ensures its temperature-sensitive products are delivered when the buyer wants them to be.

Exhibit 99.1

•
Partner Highlights: BigCommerce announced a strategic partnership with cryptocurrency leaders BitPay and CoinPayments to easily and securely deliver cryptocurrency payment solutions to BigCommerce merchants, opening up opportunities for merchants to offer more payment options, broaden market share, tap into new customer bases and accelerate international growth through innovation. In August, we announced an expanded partnership with Affirm, enabling merchants of all sizes to be able to use Affirm’s Adaptive Checkout and provide eligible customers with the flexibility and control to choose which payment schedule works best for them. Earlier this week, we announced the launch of Snapchat for BigCommerce in partnership with Snap, Inc. This gives BigCommerce merchants of all sizes the ability to easily create, manage and optimize Snapchat ad campaigns to showcase products and broaden audience reach to millions of Snapchat users. In August and September, we held a series of three Partner Summits, one each for our Americas, EMEA and APAC regions, where we celebrated our joint success and progress and shared our roadmap and priorities for the future. During these summits, we announced the launch of our new Omnichannel Certified Partner Program. Today’s merchants know they need to meet their customers where they shop and spend their time online, but they often struggle to determine the best combination of channels for their business. This program solves that, and we’re doing it in a very BigCommerce way – by leveraging our strong partner relationships with both agency and tech partners. Our agency partners benefit from improved product data and listings and feed optimization with Feedonomics, omnichannel growth consultations with BigCommerce experts, and access to exclusive channel partner alpha and beta programs, including Amazon Buy with Prime, Google, Mercado Libre, Meta, Snap, Target+ and Walmart Marketplace, among others, in select regions. We’re already seeing substantial demand to join this program.

Q4 and 2022 Financial Outlook:

For the fourth quarter of 2022, the Company currently expects:

● Total revenue between $72.4 million to $74.2 million, implying an organic year-over-year growth rate of 12% to 14% with revenue from Feedonomics in the base period.

● Non-GAAP operating loss is expected to be between $12.3 million to $14.3 million.

For the full year 2022, the Company currently expects:

● Total revenue between $279.1 million and $280.9 million, translating into a year-over-year growth rate of 27% and 28%.

● Non-GAAP operating loss between $49.9 million and $51.9 million.

The Company’s fourth quarter and 2022 financial outlook is based on a number of assumptions that are subject to change and many of which are outside the Company’s control. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

The Company does not provide guidance for operating loss, the most directly comparable GAAP measure to Non-GAAP operating loss, and similarly cannot provide a reconciliation between its forecasted Non-GAAP operating loss and Non-GAAP net loss per share and these comparable GAAP measures without unreasonable effort due to the unavailability of reliable estimates for certain items. These items are not within the Company’s control and may vary greatly between periods and could significantly impact future financial results.

Conference Call Information

BigCommerce will host a conference call and webcast at 4:00 p.m. CT (5:00 p.m. ET) on Thursday, November 3, 2022, to discuss its financial results and business highlights. The conference call can be accessed by dialing (833) 634-1254 from the United States and Canada or (412) 317-6012 internationally and requesting to join the “BigCommerce conference call.” The live webcast of the conference call and other materials related to BigCommerce’s financial performance can be accessed from BigCommerce’s investor relations website at http://investors.bigcommerce.com.

Following the completion of the call through 11:59 p.m. ET on Thursday, November 10, 2022, a telephone replay will be available by dialing (877) 344-7529 from the United States, (855) 669-9658 from Canada or (412) 317-0088 internationally with conference ID 9289784. A webcast replay will also be available at http://investors.bigcommerce.com for 12 months.

Exhibit 99.1

About BigCommerce

BigCommerce (Nasdaq: BIGC) is a leading open software-as-a-service (SaaS) ecommerce platform that empowers merchants of all sizes to build, innovate and grow their businesses online. BigCommerce provides merchants sophisticated enterprise-grade functionality, customization and performance with simplicity and ease-of-use. Tens of thousands of B2C and B2B companies across 150 countries and numerous industries use BigCommerce to create beautiful, engaging online stores, including Ben & Jerry’s, Molton Brown, S.C. Johnson, Skullcandy, Solo Stove, Ted Baker and Vodafone. Headquartered in Austin, BigCommerce has offices in London, Kyiv, San Francisco, and Sydney. For more information, please visit www.bigcommerce.com or follow us on Twitter, LinkedIn, Instagram and Facebook.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “outlook,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “strategy, “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. These statements may relate to our market size and growth strategy, our estimated and projected costs, margins, revenue, expenditures and customer and financial growth rates, our Q4 and 2022 financial outlook, our plans and objectives for future operations, growth, initiatives or strategies. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the forward-looking statements. These assumptions, uncertainties and risks include that, among others, our business would be harmed by any decline in new customers, renewals or upgrades, our limited operating history makes it difficult to evaluate our prospects and future results of operations, we operate in competitive markets, we may not be able to sustain our revenue growth rate in the future, our business would be harmed by any significant interruptions, delays or outages in services from our platform or certain social media platforms, and a cybersecurity-related attack, significant data breach or disruption of the information technology systems or networks could negatively affect our business. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 1, 2022, our Quarterly Report on Form 10-Q filed with the SEC on August 8, 2022, and the future quarterly and current reports that we file with the SEC. Forward-looking statements speak only as of the date the statements are made and are based on information available to BigCommerce at the time those statements are made and/or management's good faith belief as of that time with respect to future events. BigCommerce assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Use of Non-GAAP Financial Measures

We have provided in this press release certain financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Our management uses these Non-GAAP financial measures internally in analyzing our financial results and believes that use of these Non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar Non-GAAP financial measures. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial measures prepared in accordance with GAAP and should be read only in conjunction with our

Exhibit 99.1

consolidated financial statements prepared in accordance with GAAP. A reconciliation of our historical Non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review these reconciliations.

Annual Revenue Run-Rate (ARR)

We calculate annual revenue run-rate (“ARR”) at the end of each month as the sum of: (1) contractual monthly recurring revenue at the end of the period, which includes platform subscription fees, invoiced growth adjustments, feed management subscription fees, recurring professional services revenue, and other recurring revenue, multiplied by twelve to prospectively annualize recurring revenue, and (2) the sum of the trailing twelve-month non-recurring and variable revenue, which includes one-time partner integrations, one-time fees, payments revenue share, and any other revenue that is non-recurring and variable.

Subscription ARR

We calculate subscription annual revenue run-rate (“ARR”) at the end of each month as contractual monthly recurring revenue at the end of the period, which includes platform subscription fees, invoiced growth adjustments, feed management subscription fees, recurring professional services revenue, and other recurring revenue, multiplied by twelve to prospectively annualize recurring revenue.

Enterprise Account Metrics

To measure the effectiveness of our ability to execute against our growth strategy, particularly within the mid-market and enterprise business segments, we calculate ARR attributable to Enterprise Accounts. We define Enterprise Accounts as accounts with at least one unique Enterprise plan subscription or an enterprise level feed management subscription (collectively “Enterprise Accounts”). These accounts may have more than one Enterprise plan or a combination of Enterprise plans and Essentials plans.

Average Revenue Per Account

We calculate average revenue per account (ARPA) for accounts above the ACV threshold at the end of a period by including customer-billed revenue and an allocation of partner and services revenue, where applicable. We allocate partner revenue, where applicable, primarily based on each customer’s share of GMV processed through that partner’s solution. For partner revenue that is not directly linked to customer usage of a partner’s solution, we allocate such revenue based on each customer’s share of total platform GMV. Each account’s partner revenue allocation is calculated by taking the account’s trailing twelve-month partner revenue, then dividing by twelve to create a monthly average to apply to the applicable period in order to normalize ARPA for seasonality.

Adjusted EBITDA

We define Adjusted EBITDA as our net loss, excluding the impact of stock-based compensation expense and related payroll tax expense, third party acquisition-related costs, and other acquisition related expenses, including contingent compensation arrangements entered into in connection with acquisitions, depreciation and amortization expense, interest income, interest expense, changes in fair value of financial instruments, and our provision for income taxes. The most directly comparable GAAP measure is net loss.

Non-GAAP Operating Loss

We define Non-GAAP Operating Loss as our GAAP Loss from operations, excluding the impact of stock-based compensation expense and related payroll tax expense, third party acquisition-related costs, and other acquisition

Exhibit 99.1

related expenses, including contingent compensation arrangements entered into in connection with acquisitions and amortization of acquisition-related intangible assets. The most directly comparable GAAP measure is our loss from operations.

Non-GAAP Net Loss

We define Non-GAAP Net Loss as our GAAP net loss, excluding the impact of stock-based compensation expense and related payroll tax expense, third party acquisition-related costs, and other acquisition related expenses, including contingent compensation arrangements entered into in connection with acquisitions, amortization of acquisition-related intangible assets and changes in fair value of financial instruments. The most directly comparable GAAP measure is our net loss.

Non-GAAP Net Loss per Share

We define Non-GAAP Net Loss per Share as our Non-GAAP Net Loss, defined above, divided by our basic and diluted GAAP weighted average shares outstanding. The most directly comparable GAAP measure is our net loss per share.

Free Cash Flow

We define Free Cash flow as our GAAP cash flow from operating activities plus our GAAP purchases of property and equipment (Capital Expenditures). The most directly comparable GAAP measure is our cash flow from operating activities.

Media Relations Contact Investor Relations Contact

Brad Hem Daniel Lentz

PR@BigCommerce.com InvestorRelations@BigCommerce.com

Exhibit 99.1

Consolidated Balance Sheet

(in thousands, except per share amounts)

	September 30,	December 31,
	2022	2021

Assets
Current assets
Cash and cash equivalents	$100,609	$297,561
Restricted cash	1,356	1,143
Marketable securities	206,134	102,315
Accounts receivable, net	48,064	39,806
Prepaid expenses and other assets	13,819	9,710
Deferred commissions	5,532	4,013
Total current assets	375,514	454,548
Property and equipment, net	9,067	7,429
Right-of-use-assets	10,239	9,515
Prepaid expenses, net of current portion	674	831
Deferred commissions, net of current portion	6,727	5,673
Intangible assets, net	29,400	35,032
Goodwill	49,749	42,432
Total assets	$481,370	$555,460
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$7,217	$8,211
Accrued liabilities	2,797	2,941
Deferred revenue	15,626	12,752
Current portion of operating lease liabilities	2,683	2,653
Other current liabilities	37,997	36,254
Total current liabilities	66,320	62,811
Deferred revenue, net of current portion	1,705	1,359
Long-term debt	337,005	335,537
Operating lease liabilities, net of current portion	10,627	10,217
Other long-term liabilities, net of current portion	619	7,248
Total liabilities	416,276	417,172
Commitments and contingencies (Note 7)
Stockholders’ equity
Preferred stock, $0.0001 par value; 10,000 shares authorized at September 30, 2022 and December 31, 2021; 0 shares issued and outstanding, at September 30, 2022 and December 31, 2021	—	—
Common stock, $0.0001 par value; 500,000 shares Series 1 and, 5,051 shares Series 2 authorized at September 30, 2022 and December 31, 2021; 73,704 and 72,311 shares Series 1 issued and outstanding at September 30, 2022 and December 31, 2021, respectively, and 0 shares Series 2 issued and, outstanding at September 30, 2022, and December 31, 2021, respectively	7	7
Additional paid-in capital	563,703	528,540
Accumulated other comprehensive loss	(1,609)	(191)
Accumulated deficit	(497,007)	(390,068)
Total stockholders’ equity	65,094	138,288
Total liabilities and stockholders’ equity	$481,370	$555,460

Exhibit 99.1

Consolidated Statement of Operations

(in thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021

Revenue	$72,391	$59,285	$206,644	$154,958
Cost of revenue	17,525	12,403	51,488	31,838
Gross profit	54,866	46,882	155,156	123,120
Operating expenses:
Sales and marketing	34,402	26,101	100,923	69,066
Research and development	22,245	16,532	65,584	44,792
General and administrative	20,503	14,370	57,026	39,089
Acquisition related expenses	6,260	9,792	31,441	10,899
Amortization of intangible assets	2,016	1,402	6,062	1,402
Total operating expenses	85,426	68,197	261,036	165,248
Loss from operations	(30,560)	(21,315)	(105,880)	(42,128)
Interest income	1,431	24	2,130	65
Interest expense	(706)	(125)	(2,120)	(125)
Other (expense) income	(376)	5	(828)	18
Loss before provision for income taxes	(30,211)	(21,411)	(106,698)	(42,170)
Provision for income taxes	86	257	241	263
Net loss	$(30,297)	$(21,668)	$(106,939)	$(42,433)
Basic and diluted net loss per share attributable to common stockholders	$(0.41)	$(0.30)	$(1.46)	$(0.60)
Weighted average shares used to compute basic and diluted net loss per share attributable to common stockholders	73,508	71,372	73,027	70,598

Exhibit 99.1

Consolidated Statement of Cash Flows

(in thousands)

	Nine months ended September 30,	Nine months ended September 30,
	2022	2021

Cash flows from operating activities
Net loss	$(106,939)	$(42,433)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	8,630	3,521
Amortization of discount on debt	1,468	87
Stock-based compensation	30,186	17,682
Allowance for credit losses	7,007	2,124
Changes in operating assets and liabilities:
Accounts receivable	(15,265)	(9,898)
Prepaid expenses	(3,951)	(6,507)
Deferred commissions	(2,514)	(2,084)
Accounts payable	(994)	(189)
Accrued and other liabilities	(7,386)	4,537
Deferred revenue	3,094	1,677
Net cash used in operating activities	(86,664)	(31,483)
Cash flows from investing activities:
Cash paid for acquisition	(696)	(80,952)
Purchase of property and equipment	(4,206)	(2,287)
Maturity of marketable securities	64,650	—
Purchase of marketable securities	(169,887)	(43,467)
Net cash used in investing activities	(110,139)	(126,706)
Cash flows from financing activities:
Proceeds from the issuance of convertible senior notes	—	345,000
Payment of debt issuance costs	—	(10,037)
Purchase of capped calls	—	(35,570)
Proceeds from exercise of stock options	64	4,239
Net cash provided by (used in) financing activities	64	303,632
Net change in cash and cash equivalents and restricted cash	(196,739)	145,443
Cash and cash equivalents and restricted cash, beginning of period	298,704	220,607
Cash and cash equivalents and restricted cash, end of period	$101,965	$366,050
Supplemental cash flow information:
Cash paid for interest	$903	$—
Cash paid for taxes	$32	$—
Noncash investing and financing activities:
Changes in capital additions, accrued but not paid	$107	$—
Fair value of shares issued as consideration for acquisition	$4,620	$—
Reconciliation of cash, cash equivalents and restricted cash within the condensed consolidated balance sheet to the amounts shown in the statements of cash flows above:
Cash and cash equivalents	100,609	364,909
Restricted cash	1,356	1,141
Total cash, cash equivalents and restricted cash	$101,965	$366,050

Exhibit 99.1

Disaggregated Revenue:

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2022	2021	2022	2021
Subscription solutions	$53,231	$42,122	$152,503	$108,081
Partner and services	19,160	17,163	54,141	46,877
Total revenue	$72,391	$59,285	$206,644	$154,958

Revenue by Geography:

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2022	2021	2022	2021
Revenue:
Americas – U.S.	$56,293	$46,167	$160,553	$119,872
Americas – other	3,321	2,129	8,993	5,781
EMEA	7,000	5,342	20,086	14,464
APAC	5,777	5,647	17,012	14,841
Total revenue	$72,391	$59,285	$206,644	$154,958

Exhibit 99.1

Reconciliation of GAAP to Non-GAAP Results

(in thousands, except per share amounts)

Reconciliation of operating loss to Non-GAAP operating loss:

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
(in thousands)
Operating loss	$(30,560)	$(21,315)	$(105,880)	$(42,128)
Less: stock-based compensation expense	10,646	5,989	30,186	17,682
Less: payroll tax associated with stock-based compensation expense	139	304	641	967
Less: third-party acquisition related costs	6,260	9,792	31,441	10,899
Less: amortization of intangible assets	$2,016	$1,402	$6,062	$1,402
Non-GAAP operating loss	(11,499)	(3,828)	(37,550)	(11,178)
Non-GAAP operating margin	(15.9)%	(6.5)%	(18.2)%	(7.2)%

Reconciliation of net loss & net loss per share to Non-GAAP net loss & Non-GAAP net loss per share:

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
(in thousands)
Net loss	$(30,297)	$(21,668)	$(106,939)	$(42,433)
Less: stock-based compensation expense	10,646	5,989	30,186	17,682
Less: payroll tax associated with stock-based compensation expense	139	304	641	967
Less: third-party acquisition related costs	6,260	9,792	31,441	10,899
Less: amortization of intangible assets	2,016	1,402	6,062	1,402
Non-GAAP net loss	(11,236)	(4,181)	(38,609)	(11,483)
Non-GAAP net loss per share	(0.15)	(0.06)	(0.53)	(0.16)
Weighted average shares used to compute basic and diluted net loss per share attributable to common stockholders	73,508	71,372	73,027	70,598
Non-GAAP net loss margin	(15.5)%	(7.1)%	(18.7)%	(7.4)%

Exhibit 99.1

Reconciliation of net loss to adjusted EBITDA:

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
(in thousands)
Net loss	$(30,297)	$(21,668)	$(106,939)	$(42,433)
Stock-based compensation expense	10,646	5,989	30,186	17,682
Payroll tax associated with stock-based compensation expense	139	304	641	967
Third-party acquisition related costs	6,260	9,792	31,441	10,899
Depreciation	967	714	2,568	2,151
Amortization of intangible assets	2,016	1,402	6,062	1,402
Interest income	(1,431)	(24)	(2,130)	(65)
Interest expense	706	125	2,120	125
Provision for income taxes	86	257	241	263
Adjusted EBITDA	$(10,908)	$(3,109)	$(35,810)	$(9,009)
Adjusted EBITDA Margin	(15.1)%	(5.2)%	(17.3)%	(5.8)%

Reconciliation of cost of revenue to Non-GAAP cost of revenue:

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
(in thousands)
Cost of revenue	$17,525	$12,403	$51,488	$31,838
Less: share-based compensation expense	1,063	293	2,903	1,206
Less: payroll tax associated with share-based compensation expense	28	17	43	64
Non-GAAP cost of revenue	16,434	12,093	48,542	30,568
As a % of revenue	22.7%	20.4%	23.5%	19.7%

Reconciliation of sales and marketing expense to Non-GAAP sales and marketing expense:

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
(in thousands)
Sales and marketing	$34,402	$26,101	$100,923	$69,066
Less: share-based compensation expense	2,857	1,829	8,577	5,351
Less: payroll tax associated with share-based compensation expense	42	181	128	416
Non-GAAP sales and marketing	31,503	24,091	92,218	63,299
As a % of revenue	43.5%	40.6%	44.6%	40.8%

Exhibit 99.1

Reconciliation of research and development expense to Non-GAAP research and development expense:

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
(in thousands)
Research and development	$22,245	$16,532	$65,584	$44,792
Less: share-based compensation expense	3,102	1,566	8,657	4,180
Less: payroll tax associated with share-based compensation expense	42	58	92	237
Non-GAAP research and development	19,101	14,908	56,835	40,375
As a % of revenue	26.4%	25.1%	27.5%	26.1%

Reconciliation of general and administrative expense to Non-GAAP general and administrative expense:

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
(in thousands)
General & administrative	$20,503	$14,370	$57,026	$39,089
Less: share-based compensation expense	3,624	2,301	10,049	6,945
Less: payroll tax associated with share-based compensation expense	27	48	378	250
Non-GAAP general & administrative	16,852	12,021	46,599	31,894
As a % of revenue	23.3%	20.3%	22.6%	20.6%

Reconciliation of net cash used in operating activities to free cash flow:

	Nine months ended September 30,	Nine months ended September 30,
	2022	2021
(in thousands)
Net cash used in operating activities	$(86,664)	$(31,483)
Capital expenditures	$(4,206)	$(2,287)
Free cash flow	$(90,870)	$(33,770)